UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Innovive Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2007
PROXY STATEMENT
PROPOSAL ONE
ELECTION OF DIRECTORS
PROPOSAL TWO
AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION
PROPOSAL THREE
APPROVAL OF THE INNOVIVE PHARMACEUTICALS, INC. 2007 STOCK PLAN
PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE MATTERS
DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS

INNOVIVE PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2007

To the Stockholders of Innovive Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Innovive Pharmaceuticals, Inc. will be held on Tuesday, May 29, 2007 at 9:00 a.m., local time, at our headquarters located at 555 Madison Avenue, 25th Floor, New York, New York, for the following purposes:

1. To elect six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To amend and restate our Certificate of Incorporation to:

•	increase the number of authorized shares of common stock, par value $.001 per share, of our company from 25,000,000 shares to 75,000,000 shares;

•	remove the Series A preferred stock as an authorized class of capital stock for our company; and

•	grant the Board of Directors the authority to determine the rights, preferences and terms of any future issued preferred stock.

3. To approve the Innovive Pharmaceuticals, Inc. 2007 Stock Plan;

4. To ratify the appointment of J. H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 27, 2007 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You also may vote by telephone or via the internet; voting instructions are printed on the enclosed proxy card. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors,

INNOVIVE PHARMACEUTICALS, INC.

Steven Kelly
President, Chief Executive Officer and Director

New York, New York
April 30, 2007

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope.

INNOVIVE PHARMACEUTICALS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2007

General

The enclosed proxy is solicited on behalf of the Board of Directors of Innovive Pharmaceuticals, Inc. for use at the annual meeting of stockholders to be held Tuesday, May 29, 2007 at 9:00 a.m., local time, at our headquarters located at 555 Madison Avenue, 25th Floor, New York, New York, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 27, 2007 are entitled to notice of and to vote at the meeting. On the record date, 14,641,583 shares of our common stock were issued and outstanding.

These proxy solicitation materials were first mailed on or about May 3, 2007 to all stockholders entitled to vote at the meeting.

The purposes of the meeting are:

1. To elect six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To amend and restate our Certificate of Incorporation to:

•	increase the number of authorized shares of common stock, par value $.001 per share, of our company from 25,000,000 shares to 75,000,000 shares;

•	remove the Series A preferred stock as an authorized class of capital stock for our company; and

•	grant the Board of Directors the authority to determine the rights, preferences and terms of any future issued preferred stock.

3. To approve the Innovive Pharmaceuticals, Inc. 2007 Stock Plan;

4. To ratify the appointment of J. H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date and Shares Outstanding

Stockholders of record at the close of business on April 27, 2007 are entitled to notice of and to vote at the meeting. At the record date, 14,641,583 shares of our common stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	Filing with our Chief Financial Officer at or before the taking of the vote at the meeting a written notice of revocation bearing a later date than the proxy;

•	Duly executing a later-dated proxy relating to the same shares and delivering it to the Chief Financial Officer of Innovive at or before the taking of the vote at the meeting;

•	Providing a later-dated proxy via the internet; or

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be delivered to us at Innovive Pharmaceuticals, Inc., 555 Madison Avenue, 25th Floor, New York, New York 10022, Attention: Chief Financial Officer, or hand-delivered to the Chief Financial Officer before the taking of the vote at the meeting.

Voting

Each holder of common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholders’ votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the meeting.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by us. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners. Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication. We do not intend to pay additional compensation for doing so.

How to Vote

Vote by Telephone

Using any touch-tone telephone, you can vote by calling the toll-free number on your proxy card. Have your proxy in hand when you call, and when prompted, enter your control number as shown on your proxy card. Follow the voice prompts to vote your shares.

Vote on the Internet

Record holders and many street name holders may vote on the Internet or by telephone. Using the Internet or telephone helps save your company money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET AT THE WEB SITES BELOW
24 hours a day / 7 days a week

Shares Held of Record:	Shares Held in Street Name:

www.	www.

To vote by Internet, read this proxy statement and then go to the applicable website, which is listed on your proxy card. Have your proxy card or voting instruction form in hand and follow the instructions. You will be prompted to enter your control number, also shown on your proxy card, to create and submit an electronic ballot.

Vote by Mail

You can submit your proxy by mailing it in the postage-paid envelope provided.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of six directors is to be elected at the meeting. Unless a proxy is marked to withhold authority to vote, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are currently directors and each of whom has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until a successor has been elected and qualified. For information on director independence, see “Corporate Governance Matters — Director Independence.”

The Board of Directors unanimously recommends voting “FOR” the six nominees listed below.

The name of and certain information regarding each nominee is set forth below, based on data furnished to us by the nominees. There are no family relationships among our directors or executive officers. The business address for each nominee for matters regarding our company is 555 Madison Avenue, 25th Floor, New York, New York 10022.

Name	Age	Position

Angelo De Caro	64	Director
Philip Frost, M.D.	66	Director
Steven Kelly	41	President, Chief Executive Officer and Director
Neil Herskowitz	50	Director
J. Jay Lobell	44	Director
Antony Pfaffle, M.D.	43	Director

Steven Kelly — President, Chief Executive Officer and Director. Mr. Kelly joined Innovive in June 2004 as President and Chief Executive Officer. Prior to joining Innovive, from November 2002 to May 2004, Mr. Kelly headed the newly created oncology marketing group for Sanofi-Synthelabo’s U.S. division, where he led the launch of Eloxatintm, a treatment of colorectal cancer. Mr. Kelly joined Sanofi from IDEC Pharmaceuticals where he was employed from September 1996 to October 2002, most recently as Director of Marketing. While at IDEC, Mr. Kelly led the launch of Rituxan® in a co-promotion agreement with Genentech. Rituxan is a treatment for non-Hodgkins lymphoma. Prior to IDEC, Mr. Kelly worked at Amgen from August 1987 to September 1996, where he held various positions, including roles in Epogen® marketing, new products marketing, and manufacturing. Mr. Kelly holds an M.B.A. from Cornell University and a B.S., General Science — Biology and Chemistry, from the University of Oregon.

Neil Herskowitz — Director. Mr. Herskowitz has served on our Board of Directors since May 5, 2006. Since 1998, Mr. Herskowitz has been a Managing Member of ReGen Partners I, LP, a New York investment fund, and is also President of its affiliate, Riverside Claims LLC. Mr. Herskowitz has also served as a member of the Board of Directors of Manhattan Pharmaceuticals, Inc, since July 2004, and Chelsea Therapeutics, Inc., since September 2004, both publicly traded specialty pharmaceutical development companies. Mr. Herskowitz holds a B.B.A. in Finance from Bernard M. Baruch College.

J. Jay Lobell — Director. Mr. Lobell has served on our Board of Directors since July 6, 2006. Since January 2005, Mr. Lobell has served as President and Chief Operating Officer of Paramount BioSciences, LLC and Paramount BioCapital Asset Management, Inc., or PBCAM. He also has served as Chief Executive Officer, Secretary and a member of the Board of Directors of Paramount Acquisition Corp. since June 2005. Mr. Lobell serves on the Board of Directors of NovaDel Pharma Inc. and is on the boards of several private biotechnology companies. From 1996 to 2005, Mr. Lobell was a partner at Covington & Burling, a law firm, where he provided litigation, regulatory and business advice. Mr. Lobell received his B.A. from Queens College and his J.D. from Yale Law School.

Antony Pfaffle, M.D. — Director. Dr. Pfaffle has served on our Board of Directors since July 6, 2006. Dr. Pfaffle has served as a healthcare consultant for Goldman Sachs & Company since 2002. In addition, since February 2006, he also has been employed by Paramount BioSciences, LLC, where he evaluates drugs and devices for its venture capital team. From January 1996 to June 2001, he served as a consultant in medicine/nephrology at the Memorial Sloan-Kettering Cancer Center in New York. In addition, he founded Black Diamond Research (now BDR Research), and Trinity Advisory Group. Dr. Pfaffle received his B.S./M.D. degree at The City College of CUNY and was later appointed to the faculty at both Weill-Cornell Medical College and the NYU School of Medicine.

Angelo De Caro — Director. Mr. De Caro has served on our board of directors since February 2007. Mr. De Caro has served as Chairman and CEO of Patriot National Bancorp, Inc., since 2001 and as a director of that company since 1999. Additionally, during more than 16 years with Goldman Sachs & Co., he oversaw various operations departments, including finance and taxation, as well as audit and risk management functions. He served as General Partner and Senior Financial Officer at Goldman Sachs for more than 10 years and was a member of the Executive Committee of the company’s Swiss Private Bank. In addition to his tenures with Patriot National Bancorp and Goldman Sachs, Mr. De Caro served as Vice President and Senior Financial Officer at Loeb Rhoades, Inc., an investment banking firm. He was educated at Long Island University and holds an M.S. in accounting and taxation, and a B.S. in accounting.

Philip Frost, M.D. — Director. Dr. Frost was appointed to our Board effective May 1, 2007. Since 1992, Dr. Frost has held the positions of Adjunct Professor of Cell Biology and Adjunct Professor of Medicine at The University of Texas M. D. Anderson Cancer Center. From 2005 to 2007, Dr. Frost served as Executive Vice President and Chief Scientific Officer at ImClone Systems where he oversaw the company’s research, clinical and regulatory departments. Prior to ImClone Systems, Dr. Frost served as Vice President of Oncology and Co-Director of the Oncology Therapeutic Area Leadership Team at Wyeth where he was responsible for the development of various oncology compounds and contributed to the approval and commercialization of Mylotarg® for the treatment of a specific form of acute myeloid leukemia. Prior to joining Wyeth, Dr. Frost was a consultant for CaP Cure, and before that he served as Vice President for Oncology at the Sandoz Research Institute. Dr. Frost was an editor of Cancer Metastasis Reviews for nine years, and he has published more than 100 research papers. Dr. Frost received a Ph.D. in immunology from the Medical Research Council, Clinical Research Center, in London, an M.D. at the State University of New York at Buffalo, and a B.A. at Yeshiva University.

Vote Required

The six nominees receiving the highest number of affirmative votes of the common stock present or represented and entitled to be voted for them shall be elected as directors. Abstentions or votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election under Delaware law.

PROPOSAL TWO

AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

Our Board of Directors has unanimously determined that it is advisable to amend and restate our Certificate of Incorporation to increase the number of authorized shares of our company’s common stock from

25,000,000 to 75,000,000, to remove the Series A authorized preferred stock, and to grant the board of directors the authority to determine the rights, preferences and terms of any future issued preferred stock. No other changes to the Certificate of Incorporation have been approved or are being proposed by our Board.

Currently, our Certificate of Incorporation authorizes an aggregate of 35,000,000 shares of capital stock. These shares consist of 25,000,000 shares of common stock. As of April 27, 2007, we had 14,641,583 shares of common stock issued and outstanding and 4,358,913 shares reserved for future issuance under currently outstanding options and warrants. This leaves only 5,999,507 shares of common stock available for future issuance.

Our Certificate of Incorporation currently authorizes 10,000,000 shares of preferred stock, of which all 10,000,000 shares have been designated as Series A preferred stock. In our June 2006 private placement financing, we issued 5,587,068 shares of our Series A preferred stock. All of those shares converted on a one-for-one basis into shares of common stock on August 10, 2006. As a result, no shares of Series A preferred stock remain issued and outstanding. We propose to eliminate the Series A preferred stock as a designated class, but retain the authorized 10,000,000 shares of preferred stock to be issued in such classes and series with such rights and privileges as our board may determine.

We believe that an increase in the number of authorized shares of our common stock is prudent in order to assure that a sufficient number of shares of our common stock is available for issuance in the future if our Board of Directors deems it to be in our and our stockholders’ best interests. A total of an additional 50,000,000 shares of common stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our common stock. Immediately following this increase, if approved, we will have 55,999,507 shares of common stock authorized but unissued and available for issuance.

The remaining authorized but unissued shares of common stock will be available for issuance from time to time as our Board of Directors may deem advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions, in-licensing of new products, collaborative transactions and the issuance or reservation of common stock for management stock options and other equity-based compensation. Our Board will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized shares of capital stock. If in a particular transaction stockholder approval were required by law, applicable stock exchanges or markets, or were otherwise deemed advisable by the Board, then we would present the matter to our stockholders for their approval notwithstanding that we might have the requisite number of voting shares to consummate the transaction.

As we have disclosed in our filings with the SEC, we need funds for future operations. On April 24, 2007, we sold 5,494,515 shares of our common stock in a private placement. We will continue to actively seek to raise additional funds through the sale of equity or convertible debt securities. However, we believe we do not have sufficient shares authorized at this time to accommodate any such future financings and would expect to need to use the increased authorized but unissued shares for such future financings. We believe it prudent to have additional shares of common stock available in case favorable financing terms present themselves. While we have no current plans to issue any of the shares that would be authorized should this proposal be approved by our stockholders, we reserve the right to use any of the increased shares if deemed advisable by our Board at the time and in the manner approved by the Board.

The increase in authorized shares of common stock will not alter our current number of issued shares of common stock. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

Our stockholders will not realize any dilution in their percentage of ownership of our company or their voting rights as a result of the increase. However, issuances of significant numbers of additional shares of common stock in the future (i) will dilute stockholders’ percentage ownership of our company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The proposed increase in our authorized common stock, under certain circumstances, could have an anti-takeover effect, although this is not the intent of our Board of Directors. For example, it could be possible for our Board of Directors to delay or impede a takeover or change in control of our company by causing additional shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and our stockholders. The increased authorized capital therefore could have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased common stock could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. Further, the increased authorized capital could have the effect of permitting our management, including our Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

We propose giving our board the authority at any time to issue up to 10,000,000 shares of preferred stock. Our board would have the authority to determine the price, rights, preferences, privileges and restrictions of the authorized and unissued shares of preferred stock without any further vote or action by our stockholders. This authority eliminates delays associated with a stockholder vote in specific instances. We believe that the ability of the board to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. The ability of the board of directors to issue preferred stock, however, while providing flexibility in connection with possible acquisitions, raising additional capital and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. Our board of directors could issue preferred stock having terms that could discourage a potential acquiror from making, without first negotiating with the board of directors, an acquisition attempt through which such acquiror may be able to change the composition of the board of directors, including a tender offer or other takeover attempt. Further, the voting and other rights of our common stockholders will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that might be issued in the future.

We do not have any other provisions in our Certificate of Incorporation or bylaws that have anti-takeover consequences. Additionally, we have no plans or proposals to adopt provisions or enter into arrangements that may have material anti-takeover consequences. Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of our company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The text of the Amended and Restated Certificate of Incorporation is attached to this proxy statement as Exhibit A. If the Amended and Restated Certificate of Incorporation is approved by the stockholders, it will become effective once it is filed with the Secretary of State of Delaware, which we intend to do as soon after approval as possible.

Vote Required

Approval of the Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of being a vote against the proposal. A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under exchange listing or other applicable standards, does not have discretionary authority to vote on a proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

PROPOSAL THREE

APPROVAL OF THE INNOVIVE PHARMACEUTICALS, INC. 2007 STOCK PLAN

Background

We currently have the 2004 Stock Option Plan that allows us to issue options for the purchase of our common stock. The 2004 Plan was adopted and approved by our Board of Directors and by our stockholders. A total of 925,000 shares of common stock have been reserved for issuance under the 2004 Plan. This represents 8.8% of the outstanding shares of our common stock on a fully diluted basis. As of March 31, 2007, options for a total of 799,601 shares were outstanding under the 2004 Plan, with a weighted average exercise price of $3.63 per share. A total of 125,399 shares remain available for issuance under the 2004 Plan. The 2004 Plan will continue in existence and the remaining shares will be available for issuance pursuant to awards that may be granted under the 2004 Plan.

Our Board of Directors has approved the 2007 Stock Plan. Our Board believes the 2007 Stock Plan will give our company the shares of our common stock necessary to continue to attract and retain directors and employees by offering them equity incentive compensation. The 2007 Stock Plan is attached to this proxy statement as Exhibit B.

Summary of the 2007 Stock Plan

The 2007 Plan allows us to grant equity-based awards to our employees and directors, as well as our scientific advisory board members and any consultant or other person or entity that provides significant service to us. As of April 27, 2007, the record date for our annual meeting, all of our non-employee directors, scientific advisory board members and employees would be eligible to receive awards under the 2007 Plan, which is an aggregate of 18 people.

The 2007 Plan provides for the grant of the following types of awards, which may be granted either alone or in tandem with, or in addition to, any other award permitted to be granted under the 2007 Plan:

•	options intended to qualify as incentive stock options, or ISOs, under Section 422 of the U.S. Internal Revenue Code of 1986, as amended, or the Code;

•	nonqualified stock options, or NSOs;

•	stock appreciation rights, or SARs;

•	stock awards, including restricted stock;

•	performance share awards; and

•	other equity-based awards.

No awards have been granted under the 2007 Plan and none will be granted unless and until the 2007 Plan is approved by our stockholders. The 2007 Plan will terminate on the tenth anniversary of the date the 2007 Plan is approved by our stockholders. No award may be granted under the 2007 Plan after its termination although any awards outstanding at the time of the 2007 Plan’s termination will remain in effect until they are exercised or expire according to their terms.

The 2007 Plan will be administered by our Compensation Committee. Subject to the terms of the 2007 Plan and applicable law, the Committee will have sole authority to administer the 2007 Plan, including, but not limited to, the authority to:

•	determine the recipients of awards;

•	set conditions on the exercisability of all or any part of an award;

•	determine the forfeiture provisions of an award;

•	accelerate the time at which any award may vest and become transferable or nonforfeitable;

•	prescribe the form of agreement for any award;

•	interpret all provisions of the 2007 Plan;

•	adopt, amend, and rescind rules and regulations pertaining to the administration of the 2007 Plan; and

•	make all other determinations necessary or advisable for the administration of the 2007 Plan.

Shares Available For Awards.

The aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the 2007 Plan is 1,500,000, subject to adjustment for changes in capitalization. All of the shares may be covered by awards that are ISOs. If, after the effective date of the 2007 Plan, an award granted under the 2007 Plan is forfeited, or otherwise expires, terminates or is cancelled without the delivery of shares, then the shares covered by the forfeited, expired, terminated or cancelled award will again be available for grant under the 2007 Plan.

In the event of any stock dividend, stock split, stock split-up, subdivision or consolidation of our common stock, a reorganization, recapitalization or other similar corporate transaction, the Committee will make adjustments to awards under the 2007 Plan to treat the outstanding awards equitably, including adjustment of the number of shares of our common stock subject to the awards or the exercise or purchase price of awards.

The Committee may grant awards in substitution for outstanding awards previously granted by a company that we acquire. Any shares issued by us through the substitution for outstanding awards granted by a company that we acquire will not reduce the aggregate number of our common shares available for awards under the 2007 Plan.

Types of Awards.  The following are the awards that may be granted under the 2007 Plan.

Stock Options.  The Committee may grant both ISOs and NSOs under the 2007 Plan. The exercise price for options cannot be less than the fair market value of our common stock on the grant date. Fair market value is defined as the closing price of our common stock as reported on a principal exchange. If our stock is not listed on a principal exchange, the Committee may determine fair market value using any reasonable method in good faith. Our stock is not listed on an exchange, but is quoted on the Over-the-Counter Bulletin Board. As a result, for as long as our common stock is so quoted, the Committee will use the closing price as reported by the Over-the-Counter Bulletin Board on the date of grant as the fair market value. In the case of ISOs granted to an employee who, at the time of the grant of such option, owns shares representing more than 10% of our common stock, the exercise price cannot be less than 110% of the fair market value of our common stock on the grant date. All terms and conditions of all grants of ISOs will be subject to and comply with Section 422 of the Code.

Vesting of options will be set forth in the applicable stock option agreement. Each option shall expire at the time, and on the other terms and conditions, set forth in the applicable stock option agreement. No option may be exercisable after the tenth anniversary of the date the option is granted. The exercise price may be paid with cash, with previously acquired common shares, or through delivery of irrevocable instructions to a broker to sell the common shares otherwise deliverable upon the exercise of the option. The Committee may allow other means of payment, including our withholding of stock subject to the option, if such manner of payment is provided in the applicable stock option agreement. Payment may also be made by a combination of any of the foregoing, provided that the combined value of all cash and the fair market value of any such shares tendered to us is at least equal to the aggregate exercise price.

Stock Appreciation Rights.  The Committee may grant SARs under the 2007 Plan. The exercise price of any share of our common stock covered by a SAR cannot be less than the fair market value of such share on the grant date. Upon exercise of a SAR, the holder will receive shares of our common stock or cash, as determined by the Committee at the time of grant, equal in value to the excess over the exercise price, if any, of the fair market value of our common stock at the exercise date. Subject to the provisions of the 2007 Plan and the applicable award agreement, the Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any

SAR, except that no SAR may be exercisable after the tenth anniversary of the date the SAR is granted. No participant may be awarded SARs related to ISOs that are first exercisable in any calendar year that have a fair market value in excess of $100,000.

Stock Awards.  Subject to the provisions of the 2007 Plan, the Committee may grant awards that consist of shares of our common stock, with or without vesting requirements. The Committee will determine any restrictive period for a stock award. Upon the grant of any restricted stock, a certificate will be issued and registered in the name of the participant. Until the restrictions lapse, we will hold the certificate issued to any participant, together with a stock power endorsed in blank. Upon the lapse of the restrictions on the restricted stock, we will deliver the certificate to the participant. Participants who hold restricted stock will be entitled to cash and stock dividends declared and paid on our common stock. In addition, holders of restricted stock may vote shares of restricted stock.

Performance Share Awards.  Subject to the provisions of the 2007 Plan, the Committee may grant performance share awards to participants. Performance share awards consist of the right to receive, subject to the achievement of performance goals established by the Committee, shares of our common stock or cash, as determined by the Committee. If the performance goals are met, the participant will be entitled to receive an amount of cash or shares of our common stock or both based on the fair market value of our common stock at the end of the performance period. In its discretion, the Committee will set the applicable criteria or performance goals and the number and/or value of performance awards that will be paid out to the participant.

Other Equity-Based Awards.  Subject to the provisions of the 2007 Plan, the Committee, in its discretion, may grant other types of equity-based awards to participants that entitle the participant to receive shares of our common stock or rights valued in whole or in part by reference to or based on shares of or the price of our common stock.

Transferability of Awards

Unless otherwise specifically provided in an agreement, no award, except an outright grant of stock that has no vesting or performance restrictions, is transferable other than by will or by the laws of descent and distribution, provided that, if allowed in the applicable agreement, an NSO, a SAR that is not related to an ISO, and a performance share award may be transferred by a participant to his or her children, grandchildren, spouse or a trust for such family members. In addition, each award, except an outright grant of stock that has no vesting or performance restrictions, generally is exercisable during the participant’s lifetime only by the participant.

Termination of Awards

The terms of an award governing its termination will be determined by the Committee on the date of grant. Unless otherwise specifically provided in an agreement or determined by the Committee, any unexpired and unexercised ISO held by a participant who dies or leaves employments due to disability will be exercisable for a period of one year immediately following the date of death or disability or until the expiration of the option, whichever period is the shorter. In the event of a participant’s death, and if allowed by the applicable agreement, the ISO he or she held is exercised more than one year after death, the ISO automatically will become an NSO. The participant’s death at any time following termination of employment due to disability will not affect this exercise period. In the event of a participant’s termination of employment due to disability, and if allowed by the applicable agreement, the ISO he or she held is exercised more than one year after termination of employment due to disability, the ISO will automatically become an NSO.

Change in Control.  The 2007 Plan provides that the Committee may take the following action with regard to awards in the event of a change in control of our company:

•	cause options and SARs to become fully exercisable, stock awards to become transferable and nonforfeitable, and other equity-based awards to become earned in their entirety;

•	provide that an award will be assumed, or a substitute award granted by, the surviving entity in the change in control. Such assumed or substituted award shall be the same type of award as the original award. The assumed or substituted award shall have a value equal to the value of the original award as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee. To the extent an award is not assumed or substituted for, such award will terminate immediately prior to the change in control; and

•	cause awards to be exchanged for cash, shares of our common stock or the securities or consideration received by our stockholders in the change in control transaction in an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the change in control exceeds the option price or initial value in the case of an option and a SAR, or (ii) the price per share received by our stockholders for each share of our common stock subject to a stock award, performance share award or other equity-based award, or (iii) the value of the other securities or property in which the performance share or other equity-based award is denominated.

A change in control is defined to mean any of the following events, generally:

•	a person or entity becomes the beneficial owner of at least 50% of either our then outstanding common stock or 50% of the combined voting power of our then outstanding securities;

•	the sale, lease, exchange or other transfer of all or substantially all of our assets on a consolidated basis;

•	a merger, consolidation, or statutory share exchange involving our company, whether we are the surviving or resulting entity, if our stockholders do not continue to own at least 50% of the voting securities;

•	the members of our board of directors immediately prior to the change in control no longer constitute a majority of the board;

•	our stockholders approve a plan of complete liquidation of our company; or

•	our board of directors adopts a resolution that, in its judgment, as a consequence of any one or more transactions or events, a change in control has effectively occurred.

Amendment and Termination of the 2007 Plan

Our board of directors may amend or terminate the plan at any time, but no amendment or termination may be made that would materially impair the rights of a participant under an outstanding award without the participant’s consent. Any amendment to the plan shall require stockholder approval to the extent required by federal or state law or regulation or the rules of any exchange on which the shares of our common stock are listed. Under these laws, generally, stockholder approval will be necessary for any amendment that would increase the maximum number of shares of our common stock available for awards under the 2007 Plan, or change the class of employees or other individuals eligible to participate in the 2007 Plan.

U.S. Tax Consequences

This summary describes generally the U.S. federal tax consequences to a recipient of an award who is subject to U.S. federal income tax and is based on U.S. federal income tax laws currently in effect. The summary does not constitute tax advice and, among other things, does not address possible state, local, or foreign tax consequences and does not address all of the tax considerations that may be relevant or material to a particular participant in the 2007 plan.

The grant of an option or SAR is not intended to have immediate U.S. federal income tax consequences for the participant or for us. Upon exercising an NSO, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. In the case of an ISO, if applicable holding period requirements are satisfied, the participant generally will have no compensation income in connection with the ISO, except that the alternative minimum tax may apply, for the year of exercise, to the difference between the exercise price and the value of the stock at the time of exercise. Generally, if applicable holding period requirements are satisfied, a participant selling common stock received upon exercise of an ISO will be subject to capital gains tax on the difference between the exercise price and the price of the stock when sold. Upon the exercise of a SAR, the participant must generally recognize ordinary income equal to the excess of the fair market value of the common shares subject to the SAR on the date of exercise over the aggregate exercise price of the SAR.

With respect to awards granted under the 2007 Plan involving common shares or other property, other than ISOs and common stock issued on their exercise, that is restricted as to transferability and is subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income when the award vests or becomes transferable. With respect to other awards that may be settled in cash, in common shares, or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or fair market value of common shares or other property received.

Vote Required

Approval of the 2007 Stock Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and be present or represented at the meeting.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the 2007 Stock Plan.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected J. H. Cohn LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2007, and recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in our best interests and the best interests of our stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.

J. H. Cohn LLP has audited our financial statements from our organization in 2004. Representatives of J. H. Cohn LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Approval of the ratification of the appointment of J. H. Cohn LLP as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and be present or represented at the meeting.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of J. H. Cohn LLP as our independent registered public accounting firm.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of our common stock beneficially owned as of April 27, 2007 by (1) those persons or groups known to us to beneficially own more than 5% of the common stock, (2) each of our executive officers and directors, and (3) all of our directors and executive officers as a group. Beneficial ownership of a security is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of our common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant or other right or the conversion or any other security. Shares issuable under stock options and warrants are deemed outstanding for computing the percentage of the person holding options or warrants but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based upon 14,641,583 shares of capital stock outstanding as of April 27, 2007. Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person. Unless otherwise indicated, the address for each listed stockholder is c/o Innovive Pharmaceuticals, Inc., 555 Madison Avenue, 25th Floor, New York, New York 10022.

	Amount of	Percent
Name and Address of Beneficial Owner	Ownership	of Class

Lindsay A. Rosenwald, M.D.(1)	1,506,906	10.19%
c/o Paramount BioSciences, LLC
787 Seventh Avenue, 48th Floor
New York, New York 10019
Lester Lipschutz(2)	1,399,129	9.56%
c/o Wolf Block Schorr and Solis Cohen
1650 Arch Street
Philadelphia, Pennsylvania 19103
Neil Herskowitz(3)	62,201	*
J. Jay Lobell(4)	163,200	1.12%
c/o Paramount BioSciences, LLC
787 Seventh Avenue, 48th Floor
New York, New York 10019
Antony Pfaffle	-0-	-0-
c/o Paramount BioSciences, LLC
787 Seventh Avenue, 48th Floor
New York, New York 10019
Angelo De Caro	20,000	*
Philip Frost, M.D.	-0-	-0-
Steven Kelly	158,000	1.08%
Adam R. Craig, M.D., Ph.D.(5)	82,113	*
Eric Poma, Ph.D(6)	42,107	*
J. Gregory Jester	-0-	-0-
Directors and executive officers as a group (nine persons)	527,621	3.60%

*	Less than 1%.

(1)	Includes 1,028,634 shares held by Paramount Biosciences LLC, of which Dr. Rosenwald is the sole member, and 144,347 shares issuable upon the exercise of warrants to purchase common stock.

(2)	Mr. Lipschutz is the investment manager or trustee of four trusts established for the benefit of Dr. Lindsay Rosenwald, three of which own 68,709 shares and one of which owns 185,514 shares of common stock. Mr. Lipschutz also serves as the trustee for the Rosenwald 2000 Family Trust, a trust established for the benefit of Dr. Rosenwald’s children, which owns 1,007,488 shares of common stock. Mr. Lipschutz might be deemed to beneficially own the shares held by the aforementioned trusts as he has the sole control over the voting and disposition of any shares held by such trust. Dr. Rosenwald disclaims beneficial ownership of these shares except to the extent of any pecuniary interest (as defined in Rule 16a — 1(a)(2) promulgated under the Securities Exchange Act of 1934, as amended) that he may have in the aforementioned trusts.

(3)	Includes 52,127 shares of common stock owned by a limited liability company of which Mr. Herskowitz is the manager and an equity owner. Includes 10,074 shares issuable upon the exercise of warrants to purchase common stock, all of which are owned by the limited liability company.

(4)	Includes 530 shares issuable upon the exercise of warrants to purchase common stock.

(5)	Includes 17,120 shares of common stock owned jointly by Dr. Craig and his spouse. Includes 1,833 shares issuable upon the exercise of warrants to purchase conversion stock, which warrants are owned jointly by Dr. Craig and his spouse. Does not include 31,580 restricted shares of common stock that will vest on April 7, 2008.

(6)	Does not include 21,053 restricted shares of common stock that will vest on March 6, 2008.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The compensation program for our non-employee directors was established in August 2006. Prior to that time we did not pay our non-employee directors any compensation. Our non-employee directors receive an annual retainer of $15,000, with committee chairs receiving an additional retainer of $5,000 and committee members an additional $2,500. In addition, we pay our non-employee directors $2,000 for each board meeting attended in person, $1,000 for each meeting attended via telephone, $1,000 for each committee meeting attended in person and $500 for each committee meeting attended via telephone. Each non-employee director receives a grant of stock options for 30,000 shares upon joining the board of directors and a grant of 15,000 options for service during the year, prorated for the portion of the year served. These options have a term of ten years, an exercise price equal to the fair value on the date of grant and vest in equal installments over three years. We also reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending Board meetings.

The following table sets forth all compensation paid by us to our non-employee directors in the fiscal year ended December 31, 2006.

	Fees Earned	Option	All Other
Name	or Paid in Cash(1)	Awards(2)(3)	Compensation	Total

Angelo De Caro(4)	-0-	-0-	-0-	-0-
Philip Frost, M.D.(5)	-0-	-0-	-0-	-0-
Neil Herskowitz	$22,612	$18,837	-0-	$41,449
J. Jay Lobell	$20,969	$14,128	-0-	$35,097
Antony Pfaffle	$19,750	$14,128	-0-	$33,878

(1)	Consists of the annual board retainer, board and committee meeting fees, and committee chair retainers.

(2)	The dollar amount in this column equals the amount we recognized for financial statement reporting purposes in accordance with the Financial Accounting Standards No. 123R, Share Based Payments, as modified or supplemented, or FAS 123R, applying the same assumptions used in our financial statements and accompanying notes, except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. None of our non-employee directors forfeited stock options in 2006.

(3)	As of December 31, 2006, the number of shares underlying options held by each non-employee director was as follows: no shares for Mr. De Caro; 30,000 shares for Mr. Herskowitz; 30,000 shares for Mr. Lobell; and 30,000 shares for Mr. Pfaffle.

(4)	Mr. De Caro was elected to our Board in February 2007.

(5)	Dr. Frost was elected to our Board effective May 1, 2007.

EXECUTIVE OFFICERS

Information regarding our executive officers as of March 31, 2007, is set forth below. There are no family relationships among our directors or executive officers.

Name	Age	Position

Steven Kelly	41	President, Chief Executive Officer and Director
Adam R. Craig, M.D., Ph.D.	41	Vice President and Chief Medical Officer
Eric Poma, Ph.D.	35	Vice President — Business Development and Secretary
J. Gregory Jester	39	Vice President and Chief Financial Officer

Steven Kelly — President, Chief Executive Officer and Director. Mr. Kelly’s biographical information is found under “Proposal One — Election of Directors.”

Adam Craig, M.D., Ph.D. — Vice President and Chief Medical Officer. Dr. Craig joined Innovive in April 2005 as Vice President and Chief Medical Officer. Prior to joining Innovive, from December 2003 to April 2005, Dr. Craig was Medical Director and Vice President, Clinical Development for ArQule, Inc. where he was responsible for establishing a clinical development function and transitioning the organization from a purely bench research company to an integrated development company. Prior to ArQule, Dr. Craig held positions at Ilex Oncology, Inc. from April 2002 to December 2003 and Antisoma, plc from March 2001 to March 2002. Dr. Craig was a Medical Research Council Clinical Research Fellow from January 1998 to February 2001. Dr. Craig received his medical degree in July 1999 and his Ph.D. in Molecular Medicine in June 2001 from The University of Leeds in the United Kingdom.

Eric Poma, Ph.D. — Vice President — Business Development and Secretary. Dr. Poma joined Innovive in March 2005 as Vice President — Business Development. Prior to joining Innovive, from June 2001 to March 2005, Dr. Poma was the assistant vice president, business development at Imclone Systems. From July 2000 to June 2001, Dr. Poma was a biotechnology analyst at Eagle Growth Asset Management. Dr. Poma received his Ph.D. in Microbiology and Immunology and a B.S., Biology from the University of North Carolina at Chapel Hill. In addition, Dr. Poma holds an M.B.A. from New York University’s Stern School of Business.

J. Gregory Jester — Vice President and Chief Financial Officer. Mr. Jester joined Innovive in October 2006 as Vice President and Chief Financial Officer. Prior to joining Innovive, from 1995 to 2006, Mr. Jester was employed by Barr Pharmaceuticals, Inc. most recently as Vice President and Corporate Controller where he led a 40-person team responsible for corporate and operational accounting, financial reporting and analysis, budgeting and forecasting as well as all SEC filings. Prior to Barr, Mr. Jester held various positions at Meridian Sports Inc., The CIT Group/Credit Finance and KPMG LLP. Mr. Jester is a Certified Public Accountant and received his B.S., Business Administration from the University of Richmond.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors was established in August 2006. J. Jay Lobell (Chairman), Neil Herskowitz and Antony Pfaffle served as members of our Compensation Committee during 2006 and continue to serve in 2007. The members of the Committee were elected to the Board in May and July 2006. At the time of their election, the employment contracts with three of our four executive officers listed in the Summary Compensation Table, who we refer to as the Named Executive Officers, were in existence and their salaries already established.

The Committee is responsible for reviewing, approving and overseeing our compensation programs and practices, including the compensation of our Chief Executive Officer and our three other Named Executive Officers. The Committee does not allow the Chief Executive Officer to take part in the deliberations on his compensation. With respect to the other Named Executive Officers other than the Chief Executive Officer, the Committee considers the recommendations for such individuals’ compensation presented by the Chief Executive Officer and the bases therefor. In determining Named Executive Officer compensation, the Committee considers each of the Named Executive Officer’s existing employment contracts, and the guaranteed bonus, if any, discretionary bonus and bonus range terms contained in those agreements. The Committee also considers the performance of and contributions to our Company’s performance by each Named Executive Officer during the year. In determining compensation for the Named Executive Officers, the Committee also considers comparative financial and compensation data of our industry in general and of selected peer companies. The Compensation Committee, however, does not use any comparables as benchmarks to which the compensation of our Named Executive Officers is tied. While the Committee does consider the impact of tax and accounting treatment of the various forms of compensation we pay our Named Executive Officers, these considerations have not dictated the structure of our compensation programs.

Decisions regarding compensation generally are made annually after a review of our prior year’s performance. As an early stage company that is growing its operations, however, many of our compensation arrangements are made at the time of hiring. In addition, many of our initial compensation arrangements are made as inducements to individuals to leave established companies to work for us.

Executive Compensation Philosophy

The primary objectives of our executive compensation policies include the following:

•	To attract, motivate and retain a highly qualified executive management team;

•	To link executive compensation to corporate objectives as well as to define individual management objectives established by the Committee;

•	To compensate competitively with the practices of similarly situated early stage specialty pharmaceutical companies; and

•	To create management incentives designed to enhance stockholder value.

We compete in an aggressive and dynamic industry and, as a result, believe that finding, motivating and retaining quality employees are key factors to our future success. The Compensation Committee’s compensation philosophy seeks to align the interests of stockholders and management by tying compensation in the form of annual cash incentive payments and stock options to corporate objectives that will further the development of our product pipeline and increase stockholder value.

The components of our compensation program include base salary, annual cash incentive payments, and long-term incentive compensation in the form of stock options and restricted stock. We also provide a 401(k) retirement savings plan with matching contributions and health insurance, both of which are available to employees generally. While we believe that providing compensation in the form of equity provides incentives to our Named Executive Officers, we do not require them to own a minimum amount of our common stock.

Specific Compensation Programs

Base Salary

The base salaries of each of our Named Executive Officers are established in their respective employment agreements, which are discussed below. All of the agreements, except that of our Chief Financial Officer, J. Gregory Jester, were in effect prior to the members of the Compensation Committee joining our Board. Mr. Jester’s agreement was executed in October 2006. The Compensation Committee believes that the salaries for all of the Named Executive Officers, as established in their employment agreements, are appropriate and comparable to salaries for similarly situated executive officers of early stage specialty pharmaceutical companies. The Compensation Committee did not consider in 2006 increasing the base salaries established in those agreements.

Annual Cash Incentive Payments

Under the terms of his respective employment agreement, each of the Named Executive Officers is eligible to receive an annual cash incentive payment. Payment to our Named Executive Officers is in the discretion of the Compensation Committee although the Committee considers the recommendations of our Chief Executive Officer regarding the other Named Executive Officers. In determining the cash incentive awards for our Named Executive Officers for 2006 performance, the Committee has considered and will continue to consider the extent of our achievement of our 2006 corporate objectives and the individual performance of each Named Executive Officer; the Committee has not finished its consideration of incentive cash payments for 2006.

In 2006, all of our Named Executive Officers had two sets of objectives: general corporate goals and drug candidate achievements. Dr. Poma also had a third set of objectives related to in-licensing of drug candidates. The general corporate goals consisted of the completion of a financing yielding net proceeds of at least $12.5 million, registering our common stock under the Exchange Act, having a registration statement for shares of our common stock declared effective, listing our common stock on an exchange, and an established increase in our stock price. Mr. Kelly had additional corporate goals tied to increasing employee headcount, hiring a chief financial officer, and increased market recognition for our company. In addition, the Committee could consider additional compensation for our Named Executive Officers due to other corporate developments.

The drug candidate achievement goals were tied to clinical achievements of our drug candidates. In addition, the Committee could consider additional compensation due to further advancements or developments in our drug candidates, and for Mr. Kelly and Dr. Craig, the filing and acceptance of an IND for and milestones related to a fourth in-licensed product candidate, and the in-licensing of a fifth drug candidate. Mr. Poma’s in-licensing goals consisted of in-licensing a fourth drug candidate, milestones related to that fourth candidate, and the in-licensing of a fifth drug candidate. The individual performance of each of our Named Executive Officers was measured against these objectives.

As a result of the completion of our Series A preferred stock financing in June 2006, the effectiveness in August 2006 of the registration statement for our common stock, the quotation of our common stock on the Over-the-Counter Bulletin Board in October 2006, hiring of additional employees, expanded coverage for our company, our licensing of tamibarotene, our fifth drug candidate, in December 2006, and positive developments in INNO-305 and INNO-406, the Compensation Committee approved cash incentive payments for 2006 performance of $103,500 for Mr. Kelly, which was paid in December 2006. This was in addition to the $50,000 bonus that is guaranteed under Mr. Kelly’s employment contract. The Compensation Committee has not yet determined the cash incentive payments for 2006 performance, if any, for Dr. Craig, Dr. Poma or Mr. Jester.

Stock Options

As part of our employees’ annual compensation, we may grant our Named Executive Officers and other eligible employees long-term equity incentives under our 2004 Stock Plan. Such equity incentives could include stock options, restricted stock, stock bonuses and stock purchase rights. To date, however, we have only awarded stock options. In awarding stock options, the Compensation Committee considers the same corporate objectives and individual performance it considers for cash incentive payments. The Compensation Committee has not yet determined the stock option grants to be made for service by any of our Named Executive Officers in 2006. Option awards, if any, generally have a term of 10 years, are subject to a three-year vesting schedule and have an exercise price equal to the fair market value on the date of grant.

Restricted Stock

Pursuant to the terms of their respective employment agreements, Mr. Kelly, Dr. Craig and Dr. Poma purchased 158,000 restricted shares, 94,740 restricted shares and 63,160 restricted shares of our common stock at a per share price of $0.001 upon their employment with us. The shares vest in equal one third installments over three years from the date of purchase, except that Mr. Kelly’s vesting was accelerated and all shares vested in full on

June 2, 2005. In exchange for the vesting, he agreed to the amendment of his employment agreement to delete the provisions that entitled him to severance payments upon a change in control or his termination by us without cause or by him for good reason. While these share purchases were agreed to prior to the members of the Compensation Committee joining our Board, the Compensation Committee believes these purchases were appropriate to attract these executives to our company and are customary inducements used to persuade individuals to leave established companies to join early stage companies.

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by, or paid for services rendered to us in all capacities during the year ended December 31, 2006 by (1) our principal executive officer, (2) principal financial officer, and (3) our two other executive officers during the year ended December 31, 2006.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus		Awards(1)	Awards(2)	Compensation	Compensation(3)	Total

Steve Kelly	2006	$240,000	$50,000	(4)	$-0-	$237,749	$103,500	$424	$633,173
President and Chief Executive Officer
J. Gregory Jester(5)	2006	$39,583	-0-		$-0-	$16,505	$-0-	$108	$56,196
Vice President and Chief Financial Officer
Adam R. Craig	2006	$240,000	-0-		$34,738	$27,471	$-0-	$996	$320,574
Vice President and Chief Medical Officer
Eric Poma	2006	$180,000	-0-		$23,159	$23,547	$-0-	$254	$238,539
Vice President — Business Development

(1)	Pursuant to their employment agreements, Dr. Craig and Dr. Poma purchased restricted shares of our common stock upon beginning their employment in 2005. The dollar amount in this column equals the amount we recognized for financial statement reporting purposes in accordance with FAS 123R, applying the same assumptions used in our financial statements and accompanying notes, except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. Neither Dr. Craig nor Dr. Poma forfeited restricted stock in 2006.

(2)	The dollar amount in this column equals the amount we recognized for financial statement reporting purposes in accordance with FAS 123R, applying the same assumptions used in our financial statements and accompanying notes, except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. None of our Named Executive Officers forfeited stock options in 2006.

(3)	These amounts represent life insurance premiums paid by us on behalf of the Named Executive Officer.

(4)	Consists of the guaranteed annual bonus paid to Mr. Kelly pursuant to his employment agreement.

(5)	Mr. Jester began his employment in October 2006.

Equity Grants, Exercises and Holdings

The following table sets forth information concerning all grants of equity awards made during the year ended December 31, 2006 to the Named Executive Officers, all of which consisted of stock options.

Grants of Plan-Based Awards in Fiscal 2006

		All Other Option
		Awards; Number			Grant Date Fair
		of Securities		Exercise Price of	Value of Option
Name	Grant Date	Underlying Options		Option Awards	Awards(1)

Steven Kelly	06/29/2006	156,301	(2)	$3.96	$435,872
J. Gregory Jester	09/28/2006	90,000	(3)	$3.96	$297,090
Adam R. Craig	08/08/2006	70,000	(4)	$3.96	$197,791
Eric Poma	08/08/2006	60,000	(4)	$3.96	$169,535

(1)	The grant date fair value was calculated in accordance with FAS 123R.

(2)	This award was granted pursuant to the terms of Mr. Kelly’s employment agreement, under which we were obligated to issue to Mr. Kelly stock options sufficient to maintain his ownership percentage at 5% of our outstanding common stock, on a fully diluted basis, until such time as we had raised $10 million through the sale of our equity securities. This obligation arose upon the completion of our Series A convertible preferred stock private placement on June 29, 2006.

(3)	This award was granted to Mr. Jester as an inducement to his employment.

(4)	This award was for performance in 2005.

The following table sets forth information concerning the number and value of unexercised options and unvested shares of restricted stock held by each Named Executive Officer as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of
	Underlying	Underlying			Shares of	Market Value
	Unexercised	Unexercised	Option	Option	Stock That	of Shares
	Options	Options	Exercise	Expiration	Have Not	That Have
Name	Exercisable	Unexercisable	Price	Date	Vested	Not Vested(1)

Steven Kelly	-0-	156,301	$3.96	06/29/2016	-0-	N.A.
J. Gregory Jester	-0-	90,000	$3.96	09/28/2016	-0-	N.A.
Adam R. Craig	-0-	70,000	$3.96	08/08/2016	63,160	$246,324
Eric Poma	-0-	60,000	$3.96	08/08/2016	42,107	$164,217

(1)	Market value is computed by multiplying the number of restricted shares by $3.90, which was the closing bid price per share of our common stock on the Over-the-Counter Bulletin Board on December 29, 2006, the last business day of 2006.

The following table sets forth information concerning the aggregate number and value of options exercised and shares of restricted stock that vested by each Named Executive Officer in the year ended December 31, 2006.

Option Exercises and Stock Vested in Fiscal 2006

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired on	Realized on	Acquired	Value Realized
Name	Exercise	Exercise	on Vesting	on Vesting(1)

Steven Kelly	-0-	-0-	-0-	-0-
J. Gregory Jester	-0-	-0-	-0-	-0-
Adam R. Craig	-0-	-0-	31,580	$93,792
Eric Poma	-0-	-0-	21,053	$62,527

(1)	The aggregate value realized on vesting equals the number of shares vested multiplied by the per share value of our common stock on the date of vesting.

Employment Agreements

On June 2, 2004, we entered into an employment agreement with Steven Kelly to act as our President and Chief Executive Officer. Mr. Kelly receives an annual base salary of $240,000 per year. In addition, Mr. Kelly is guaranteed an annual bonus of $50,000 per year. He also may receive, at the sole discretion of the Board, an additional annual performance-based bonus of up to 50% of his annual base salary. Pursuant to his agreement, on June 2, 2004, Mr. Kelly purchased 158,000 shares of our common stock, at a purchase price of $.001 per share. Pursuant to his agreement, we also were obligated to issue to Mr. Kelly stock options sufficient to maintain his ownership percentage at 5% of the outstanding common stock, on a fully diluted basis, until such time we had raised $10 million through the sale of our equity securities. We met this obligation when, upon the completion of our Series A convertible preferred stock financing on June 29, 2006, we granted Mr. Kelly options to purchase 156,301 shares of our common stock with an exercise price of $3.96 per share. If our company is traded on a recognized national exchange or Nasdaq while Mr. Kelly is employed by us and the market capitalization of our company is in excess of $500 million for three consecutive trading days, then Mr. Kelly is entitled to receive additional stock options equal to 2% of the then outstanding shares of our common stock, at an exercise price equal to the then current market price as determined in good faith by the Board. Mr. Kelly’s employment agreement has a term of three years, and annually renews for one-year periods thereafter upon written agreement between us and Mr. Kelly. Under his employment agreement, Mr. Kelly has also agreed to a one-year non-competition provision that prohibits him from competing anywhere in the world against us in any business that we are conducting at that time. On June 1, 2005, Mr. Kelly’s employment agreement was amended to immediately vest all his restricted shares and to eliminate any severance payable upon termination of his employment.

On April 7, 2005, we entered into an employment agreement with Adam R. Craig to act as our Vice President and Chief Medical Officer. Dr. Craig receives an annual base salary of $240,000 per year. He also may receive, at the sole discretion of our Chief Executive Officer, an additional annual performance-based bonus of up to 50% of his annual base salary. Pursuant to his agreement, on May 9, 2005, Dr. Craig purchased 94,740 shares of our common stock, at a purchase price of $.001 per share. These purchased shares vest over three years from the date of the employment agreement. Dr. Craig’s employment agreement has a term of three years, and annually renews for one-year periods thereafter upon written agreement between us and Dr. Craig. Under his agreement, Dr. Craig has also agreed to a one-year non-competition provision that prohibits him from competing anywhere in the world against us in any business that we are conducting at that time.

On March 4, 2005, we entered into an employment agreement with Eric Poma to act as our Vice President of Business Development. Dr. Poma receives an annual base salary of $180,000 per year. In addition, Dr. Poma may receive, at the sole discretion of our Chief Executive Officer, an annual performance-based bonus of up to 35% of his annual base salary. Pursuant to his agreement, on May 6, 2005, Dr. Poma purchased

63,160 shares of our common stock, at a purchase price of $.001 per share. These purchased shares vest over three years from the date of the employment agreement. Dr. Poma’s employment agreement has a term of three years, and annually renews for one-year periods thereafter upon written agreement between us and Dr. Poma. Under his employment agreement, Dr. Poma has also agreed to a one-year non-competition provision that prohibits him from competing anywhere in the world against us in any business that we are conducting at that time.

The employment agreements of Mr. Kelly, Dr. Craig and Dr. Poma each provide that the executive may be terminated due to cause, disability, change in control or any reason. The employment agreements all define cause as the willful failure to perform duties, willful, intentional or gross negligence, willful misconduct, indictment of any felony or misdemeanor and breach of any confidentiality or non-compete provision. Where an executive is terminated for cause, the employment agreements of Mr. Kelly, Dr. Craig and Dr. Poma each provide for payment to the executive of his base salary through the termination date and that the executive shall not be entitled to any additional compensation from us. The executive’s restricted shares and, in Mr. Kelly’s and Dr. Poma’s case, restricted shares and stock options, if any, that have not vested as of the termination date will be forfeited. Mr. Kelly’s and Dr. Poma’s stock options, if any, which have vested as of the executive’s termination date will remain exercisable for 90 days following the executive’s termination.

Each executive’s employment agreement also provides for termination due to his death or disability, where an independent physician deems the executive to be so physically or mentally incapacitated as to be unable to resume employment within 12 months. In this case, the executive will receive his base salary through the date of his death or the date he is deemed disabled plus any accrued but unpaid bonus. The executive’s restricted shares and, with respect to Mr. Kelly, stock options, if any, that are scheduled to vest on the next succeeding anniversary of the date of the executive’s employment agreement, will be accelerated and deemed to have vested on the date of death or disability, and Mr. Kelly’s and Dr. Poma’s stock options, if any, which have vested as of the executive’s termination date will remain exercisable for 90 days following the executive’s termination. All other restricted shares and stock options, if any, will be forfeited to us.

The employment agreements of Dr. Craig and Dr. Poma each provide that the executive may be terminated due to a change in control of our company, where any person acquires, directly or indirectly, in excess of 50% or more of the combined voting power of our then outstanding securities or the future disposition by us of all or substantially all of our assets. In this case, the executive’s severance will be equal to six month’s base salary and the continuation of his health benefits for the six months following his termination so long as the market value of our common stock as of the change of control is, in Dr. Poma’s case, less than $40 million and, in Dr. Craig’s case, less than $50 million. The executive’s restricted shares which are scheduled to vest by the end of the calendar year in which the termination occurs, will be accelerated and deemed to have vested on the executive’s termination date. All other restricted shares and stock options, if any, will be forfeited to us.

The employment agreements of Dr. Craig and Dr. Poma also provide for termination by us for any reason or no reason or by each officer for good reason. In this case, the executive’s severance payment will be equal to 12 month’s base salary. No health benefits, however, would be provided following termination. The executive’s restricted shares and, in Dr. Poma’s case, restricted shares and stock options, if any, which are scheduled to vest during the term of the executive’s employment agreement, will be accelerated and deemed to vest as of the termination date, and Dr. Poma’s stock options, if any, which have vested as of the executive’s termination date will remain exercisable for 90 days following the executive’s termination.

Effective October 16, 2006, we entered into an employment agreement with J. Gregory Jester to act as our Vice President and Chief Financial Officer. Mr. Jester receives an annual base salary of $190,000 per year. In addition, Mr. Jester may receive, at the sole discretion our Chief Executive Officer, an annual performance-based bonus of up to 50% of his annual base salary. Mr. Jester’s employment agreement does not have a term under which we are obligated to employ him. However, in the event we terminate Mr. Jester’s employment without cause or he terminates his employment for good reason, we will be obligated to pay him six month’s salary and continue his health insurance benefits for six months after termination. The employment agreement defines cause as a material breach of the agreement, failure to follow reasonable direction of the Chief

Executive Officer or Board of Directors, willful or reckless misconduct, a criminal act that results in imprisonment or felony conviction, any dishonest, fraudulent or illegal action, an act or omission of gross negligence or an intentional violation of our rules or policies. Good reason is defined as a reduction of his base salary below $190,000 without his consent or a similar percentage decrease for all employees of a similar level, or a material reduction in his duties without his consent. Under his employment agreement, Mr. Jester has also agreed to a one-year non-competition provision in the United States in the pharmaceutical field for products that compete with our products.

If the severance payments called for in the employment agreements for Messrs. Jester, Craig and Poma had been triggered on December 31, 2006, we would have been obligated to make the following payments:

						Number of
						Restricted Stock
	Cash Payment per		Benefits		Number of Options	Shares That
	Month (# of		($ per Month) and		That Would Vest	Would Vest
Name	Months Paid)		(# of Months Paid)		(Market Value)(1)	(Market Value)(2)

J. Gregory Jester	$15,833	(6 mos.)	-0-		-0-	-0-
Adam R. Craig:
Change in control	$20,000	(6 mos.)	$1,897	(6 mos.)	-0-	-0-
Good reason or without cause	$20,000	(12 mos.)	-0-		-0-	$246,324
Eric Poma:
Change in control	$15,000	(6 mos.)	$1,897	(6 mos.)	-0-	-0-
Good reason or without cause	$15,000	(12 mos.)	-0-		-0-	$164,217

(1)	The market value equals the difference between $3.90, the fair market value of the shares that could be acquired based on the closing bid price per share of our common stock on the Over-the-Counter Bulletin Board on December 29, 2006, the last business day of 2006, and the exercise prices for the underlying stock options.

(2)	The market value is computed by multiplying the number of shares by $3.90, the closing bid price of our common stock on the Over-the-Counter Bulletin Board on December 29, 2006, the last business day of 2006.

Under our 2004 Stock Plan, in the event of a merger or change of control of our company, if the acquiring entity does not assume our outstanding options or replace them with substantially equivalent awards, vesting of stock options outstanding under the plan will automatically accelerate. For the purposes of our 2004 Stock Plan, a change of control will occur when, among other things, our stockholders approve any merger or consolidation as a result of which the persons who were our stockholders immediately prior to the effective date of the merger or consolidation have beneficial ownership of less than 50% of the combined voting power for election of members of the board of directors of the surviving entity following the merger or consolidation, or our stockholders approve any merger or consolidation as a result of which our equity interests are changed, converted or exchanged or any liquidation of or any sale or other disposition of all or substantially all of our assets.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

J. Jay Lobell, Chair
Neil Herskowitz
Antony Pfaffle

Compensation Committee Interlocks and Insider Participation

Neil Herskowitz, J. Jay Lobell and Antony Pfaffle served as members of our Compensation Committee during 2006. None of these individuals was at any time during 2006 or at any other time an officer or employee of ours. Steve Kelly, our President and Chief Executive Officer, participated in discussions and decisions regarding salaries and incentive compensation for all of our Named Executive Officers, except he was and is excluded from discussions regarding his own salary and other compensation. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return from October 13, 2006, the date of our initial quotation on the Over-the-Counter Bulletin Board, with those of the Nasdaq U.S. Index and the S&P Biotechnology Index. The graph assumes that U.S. $100 was invested on October 13, 2006 in (1) our common stock, (2) the Nasdaq U.S. Index and (3) the S&P Biotechnology, and assumes that all dividends were reinvested. We have never paid or declared cash dividends on our common stock and intend to retain earnings, if any, to fund our business and do not anticipate paying any cash dividends in the foreseeable future. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns. Our common stock trades under the symbol “IVPH.”

COMPARISON OF CUMULATIVE TOTAL RETURN

The stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed “filed with” or “soliciting material” under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2006, we engaged Paramount BioCapital, Inc. as placement agent to assist in our private placement offering of Series A convertible preferred stock on a “best efforts” basis. Lindsay A. Rosenwald, M.D. is chairman and chief executive officer of Paramount and its affiliates. At March 31, 2007, Dr. Rosenwald and trusts for the benefit of Dr. Rosenwald and his children held an aggregate of approximately 30% of our common stock, without giving effect to the conversion of any warrants held by them into shares of common stock. As a result, Dr. Rosenwald may be deemed to be an affiliate of our company. Dr. Rosenwald disclaims beneficial ownership of those shares held in trust for the benefit of him and his children except to the extent of any pecuniary interest (as defined in Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934, as amended) that he may have in those trusts.

In connection with the Series A offering, Paramount, another placement agent and we entered into a placement agent agreement dated as of March 28, 2006, pursuant to which we paid Paramount for its services compensation in the form of (1) cash commissions of $567,893.65, which was equal to 4.2% of the gross proceeds from the sale of the Series A convertible preferred stock sold by Paramount, and (2) a warrant to purchase 207,583 shares of our common stock, which was an amount equal to 6.0% of the aggregate principal amount of shares sold in the offering. The exercise price of the warrant is $4.36, which is equal to 110% of the purchase price of the Series A preferred stock. The warrant was exercisable beginning on June 29, 2006. The warrant will terminate on June 29, 2013. We also reimbursed Paramount for $38,650 in expenses (including legal fees) incurred in connection with the offering. Lastly, we agreed to indemnify Paramount against certain liabilities, including liabilities under the Securities Act.

Paramount BioCapital Investments, LLC, or PBI, an affiliate of Paramount, loaned us funds from time to time. The loan was evidenced by a future advance promissory note dated June 21, 2004. Amounts outstanding under the loan bore interest at 5% per annum. The loan was to mature on the earlier of two years from issuance or if certain financing events occur. The aggregate of $4,073,389.87 in principal and interest of this note converted into 1,028,634 shares of our Series A preferred stock at a purchase price of $3.96 per share upon the closing of the Series A stock offering. Those shares subsequently converted into 1,028,634 shares of our common stock in August 2006. Dr. Rosenwald is the managing member of PBI. Also on June 29, 2006, the future advance promissory note that we issued to an entity related to the sole shareholder of Paramount with an aggregate amount of principal and accrued interest of $1,377,621.23 automatically converted into 347,884 shares of Series A preferred stock at a purchase price of $3.96 per share. Those shares subsequently converted into 347,884 shares of our common stock in August 2006.

In March 2007, we engaged Paramount BioCapital, Inc. as placement agent to assist in our private placement offering of our common stock on a “best efforts” basis. The offering closed on April 24, 2007. In connection with the offering, Paramount and we entered into a placement agent agreement dated as of March 13, 2007, and amended on March 28, 2007, pursuant to which we paid Paramount for its services compensation in the form of (1) cash commissions of $868,612.50, which was equal to 7.0% of the gross proceeds from the sale of the common stock sold by Paramount and (2) a warrant to purchase 274,726 shares of our common stock, which was an amount equal to 5.0% of the aggregate principal amount of shares sold in the offering. The exercise price of the warrant is $3.75. The warrant was exercisable beginning on April 24, 2007. The warrant will terminate on April 24, 2012. We also are obligated to reimburse Paramount for up to $100,000 in expenses (including legal fees) incurred in connection with the offering. Lastly, we agreed to indemnify Paramount against certain liabilities, including liabilities under the Securities Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all such forms that they file. Based solely on a review of the copies of such forms received by us, or written representations from reporting persons, we believe that during fiscal 2006, all of our officers, directors and 10% stockholders complied with applicable Section 16(a) filing requirements except as follows: Director Neil Herskowitz, whose initial report on Form 3 was due on May 15, 2006 and was filed on July 21, 2006, whose Form 4 to report the purchase by an affiliate on June 29, 2006 of 25,252 shares of our Series A preferred stock, the conversion of convertible senior notes on June 29, 2006 into 8,560 shares of our Series A preferred stock and the issuance of a warrant to purchase 916 shares of our Series A preferred stock was due on July 3, 2006 and was filed on July 21, 2006, and whose Form 4 to report the grant on August 8, 2006 of options to purchase 30,000 shares of our common stock that was due on August 10, 2006 and was filed on August 11, 2006; Director Jay Lobell, whose initial report on Form 3 was due on July 17, 2006 and was filed on July 20, 2006, and whose Form 4 to report the grant on August 8, 2006 of options to purchase 30,000 shares of our common stock that was due on August 10, 2006 and was filed on August 11, 2006; our former director and Secretary, Stephen Rocamboli, whose Form 4 to report the acquisition on June 29, 2006 of a warrant to purchase 4,000 shares of our Series A preferred stock was due on July 3, 2006 and was filed on July 17, 2006; our former director, Michael Weiser, whose Form 4 to report the acquisition on June 29, 2006 of a warrant to purchase 1,700 shares of our Series A preferred stock was due on July 3, 2006 and was filed on July 13, 2006 ;and our former Treasurer, John Knox, whose Form 4 to report the acquisition on June 29, 2006 of a warrant to purchase 6,000 shares of our Series A preferred stock was due on July 3, 2006 and was filed on July 13, 2006.

AUDIT COMMITTEE REPORT

Our Audit Committee has reviewed and discussed the audited financial statements with management, discussed with J. H. Cohn LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, and received the written disclosures and the letter from J. H. Cohn LLP required by the Independence Standards Board Standard No. 1, and has discussed their independence with the independent registered public accounting firm. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 that we filed with the SEC.

Our Audit Committee is currently composed of the following four directors: Angelo De Caro (Chair); Neil Herskowitz; J. Jay Lobell; and Antony Pfaffle. Our stock is not listed on any exchange. As a result, we are not a “listed company” under SEC rules and therefore are not required to have an audit committee comprised of independent directors. For a discussion of the members’ independence, see “Corporate Governance Matters — Director Independence.” The Board of Directors has determined that Mr. De Caro qualifies as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available under Corporate Governance in the Investor Relations section of our website at www.innovivepharma.com.

J. H. Cohn LLP served as our independent registered public accounting firm for 2006 and audited our consolidated financial statements for the year ended December 31, 2006.

Summary of Fees

Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by J. H. Cohn LLP discussed below.

The following table summarizes the aggregate fees billed for professional services rendered to us by J. H. Cohn LLP in 2005 and 2006. A description of these various fees and services follows the table.

	2005	2006

Audit Fees	$24,500	$88,458
Audit-Related Fees	13,053	52,050
Tax Fees	2,342	11,919
All Other Fees	-0-	-0-
Total	$39,895	$152,427

The audit fees were for services in connection with the annual audit, for the reviews of our financial statements included in the quarterly reports on Form 10-Q (which were undertaken only in 2006 as our common stock was not registered until May 2006), and for other services normally provided in connection with regulatory filings.

The fees billed for audit-related services were related to our private placement of senior notes in June 2005, our private placement of Series A preferred stock in June 2006, the initial registration of our common stock under the Securities Exchange Act and the registration with the SEC in August 2006 of shares of our common stock for resale by various selling stockholders.

Our Audit Committee has considered whether and determined that the provision of the non-audit services rendered to us during 2005 and 2006 was compatible with maintaining the independence of J. H. Cohn LLP.

Submitted By:

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Angelo De Caro, Chair
J. Jay Lobell
Neil Herskowitz
Antony Pfaffle

CORPORATE GOVERNANCE MATTERS

General

We are an early stage company. We were incorporated in 2004 and as of March 31, 2007, had only 10 employees. We first became subject to the reporting requirements of the Securities and Exchange Act of 1934 in May 2006. Our common stock first began being quoted on the Over-the-Counter Bulletin Board in October 2006. Our short operating history, early stage status and limited operations and resources necessarily have dictated our corporate governance efforts, especially affecting our ability to attract independent directors. We are in compliance with all applicable governance standards, but because our common stock is not listed on a national stock exchange, we are not subject to the same governance rules applicable to many public companies. We aim, however, to comply with those additional governance requirements to the extent our limited resources allow.

Director Independence

Our Board of Directors is currently composed of six directors. Although our common stock is not listed on Nasdaq or any other exchange, our board of directors has determined to apply Nasdaq’s test for director independence to all of our directors. Using that test, the Board has determined that all of our directors are independent under Nasdaq Rule 4200(a)(15) except Steve Kelly, our President and Chief Executive Officer, and Mr. Lobell and Mr. Pfaffle because they are registered representatives of Paramount BioCapital, Inc., which our company has engaged in the past to assist with equity and debt offerings. As part of such determination of independence, our Board has affirmatively determined that none of Mr. De Caro, Dr. Frost or Mr. Herskowitz has any relationship with our company that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

Board Meetings and Committees

Our Board of Directors has an Audit Committee and a Compensation Committee. Neither committee is comprised entirely of independent directors, as defined by Nasdaq Rule 4200(a)(15) and as required by Nasdaq Rule 4350(c)(3) and (4). However, because our common stock is not listed on any exchange, our Audit Committee and Compensation Committee are not required to be composed entirely of independent directors. We do not have a Nominating Committee; the full Board carries out those duties.

The Audit Committee’s purpose is to oversee our accounting and financial reporting principles and policies and internal audit controls and procedures, oversee our financial statements and the independent audit thereof, select, evaluate and, where deemed appropriate, replace the outside auditors and evaluate the independence of the outside auditors. The Audit Committee currently consists of Angelo De Caro (Chairman), Neil Herskowitz, J. Jay Lobell and Antony Pfaffle.

The Compensation Committee is responsible for determining the compensation for our Named Executive Officers and other employees, and administers our various incentive compensation and benefit plans. The Compensation Committee currently consists of J. Jay Lobell (Chairman), Neil Herskowitz and Antony Pfaffle. The Compensation Committee may not delegate any of its responsibilities to another entity without the approval of the Board of Directors.

The full Board is responsible for recommending director candidates to our Board of Directors, developing, periodically reviewing and overseeing procedures for stockholders to nominate director candidates and administering our Code of Business Conduct.

The charters for the Audit Committee and the Compensation Committee, which have been adopted by the Board of Directors, contain detailed descriptions of the committees’ duties and responsibilities and are available under Corporate Governance & Compliance in the About Us section on our website at www.innovivepharma.com.

Information Regarding Meetings

During fiscal 2006, the Board of Directors held six meetings and acted four times by unanimous written consent, the Audit Committee held two meetings and the Compensation Committee held two meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or the committees on which he served, that were held during fiscal 2006.

Although we do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, we strongly encourage all directors to attend.

Selection of Nominees for the Board of Directors

Our Board of Directors has the responsibility for establishing the criteria for recommending which directors should stand for re-election to our Board and the selection of new directors to serve on our Board. Although the committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include strength of character, mature judgment, career specialization and relevant technical skills.

In addition, the Board is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. The Board has not adopted any formal process for director nominations. For stockholder nominations to be properly brought before an annual meeting by a stockholder, the stockholder must give proper and timely notice thereof in accordance with SEC regulations. The Board will evaluate a nominee recommended by a stockholder in the same manner in which it evaluates nominees recommended by other persons.

We do not have a standing nominating committee because the Board believes that our limited operations and development stage status limit the pool of interested director candidates and because we have never received any communications regarding director nominations.

Code of Business Conduct and Code of Ethics

We have adopted a Code of Business Conduct that is designed to promote high standards of ethical conduct by our directors and employees. The Code of Business Conduct requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Our Code of Business

Conduct includes a Code of Ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, and persons performing similar functions for us.

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

Our Code of Business Conduct and Code of Ethics are available for review under Corporate Governance in the Investor Relations section of our website at www.innovivepharma.com.

Communications with the Board of Directors

Stockholders who wish to communicate with members of the Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of our Chief Executive Officer at our principal executive offices. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Chief Executive Officer screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholders having proposals that they desire to present at next year’s annual meeting of our stockholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 5, 2007. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to March 19, 2008. Proposals should be mailed to the President, 555 Madison Avenue, 25th Floor, New York, New York 10022.

OTHER MATTERS

We do not know of any other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: April 30, 2007

EXHIBIT A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INNOVIVE PHARMACEUTICALS, INC.

FIRST:  The name of this corporation (herein called the ”Corporation”) shall be: “Innovive Pharmaceuticals, Inc.”

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

THIRD:  The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is Eighty-Five Million (85,000,000) shares, consisting of (i) Seventy-Five Million (75,000,000) shares of Common Stock, $.001 par value per share, and (ii) Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share.

The Board of Directors is authorized to issue the Preferred Stock, subject to limitations prescribed by law and the provisions of this Certificate, as shares of Preferred Stock in series, and is authorized, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

the number of shares constituting that series and the distinctive designation of that series;

the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

any other rights, preferences and limitations of that series.

The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

FIFTH:  The Board of Directors shall have the power to adopt, amend, alter or repeal the by-laws.

SIXTH:  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no present or former director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

SEVENTH:  Unless and except to the extent that the bylaws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

EIGHTH:  The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

NINTH:  The Corporation shall indemnify and hold harmless any and all of its directors or officers or former directors or officers to the fullest extent from time to time permitted by law with respect to any matter relating to his or her duty as an officer or director of the Corporation. Such indemnification shall not be deemed exclusive or any other rights to which those indemnified may be entitled, under any law, Bylaws, agreement, vote of stockholders, or otherwise. Any repeal or modification of this Article shall not adversely affect any right or protection of a director or former director existing under this Article with respect to any act or omission occurring prior to such repeal or modification.

EXHIBIT B

INNOVIVE PHARMACEUTICALS, INC.
2007 STOCK PLAN

ARTICLE I

DEFINITIONS

1.01.  Acquiring Person

Acquiring Person means that a Person, considered alone or as part of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Common Stock of the Company (in either case other than as a result of an acquisition of securities directly from the Company).

1.02.  Affiliate

Affiliate means any “subsidiary” or “parent” corporation (as such terms are defined in Section 424 of the Code) of the Company.

1.03.  Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Option, SAR or Other Equity-Based Award granted to such Participant.

1.04.  Associate

Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.05.  Board

Board means the Board of Directors of the Company.

1.06.  Change in Control

“Change in Control” means (i) a Person is or becomes an Acquiring Person; provided, however, that in no event shall a Change in Control be deemed to have occurred upon an initial public offering or a subsequent public offering of the Common Stock under the Securities Act; (ii) the closing of any agreement with a Person that involves the sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% (fifty percent) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale; (iii) consummation of a transaction pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% (fifty percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity or its ultimate parent corporation, if any, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the liquidation by the Company of all or substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

1.07.  Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08.  Committee

Committee means the Compensation Committee of the Board. During any period in which awards under this Plan are subject to Section 16 of the Exchange Act, the Compensation Committee will be comprised of at least two members who are non-employee directors under Rule 16b-3 under the Exchange Act. During any period in which the Company is subject to Code section 162(m), the Compensation Committee will be comprised of members who are outside directors under Code Section 162(m). No action of the Compensation Committee will be invalidated because any member of the Compensation Committee fails to satisfy the non-employee director or outside director requirements of Rule 16b-3 or Code Section 162(m), respectively. The Board or a committee appointed by the Board shall serve as the Committee during any period in which there is no Compensation Committee.

1.09.  Common Stock

Common Stock means the common stock, par value $0.001 per share, of the Company.

1.10.  Company

Company means Innovive Pharmaceuticals, Inc., a Delaware corporation.

1.11.  Continuing Director

Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on the Effective Date or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.12.  Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.13.  Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14.  Dividend Equivalent Right

Dividend Equivalent Right means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, stock or other property in amounts equivalent to the cash, stock or other property dividends declared on shares of Common Stock with respect to the specified shares of Common Stock (“Dividend Equivalents”) subject to an Option, SAR, an Other Equity-Based Award or a Performance Share award, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.15.  Effective Date

Effective Date has the meaning set forth in Article XVII of this Plan.

1.16.  Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17.  Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the principal exchange on which the Common Stock is listed for trading. If, on any given date, the Common Stock is not listed for trading on an exchange, then Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

1.18.  Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant.

1.19.  Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.20.  Other Equity-Based Award

Other Equity-Based Award means any award other than an Option, SAR, a Performance Share Award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including SARs or securities convertible into shares of Common Stock) or dividends on shares of Common Stock.

1.21.  Participant

Participant means an employee of the Company or an Affiliate, a member of the Board, or a person or entity that provides significant services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Shares, Stock Award, Option, SAR, Other Equity-Based Award or a combination thereof.

1.22.  Performance Shares

Performance Shares means an award, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment or such other amount as provided in the Agreement.

1.23.  Person

“Person” means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term

Person does not include any employee-benefit plan maintained by the Company or any Related Entity, or any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person.”

1.24.  Plan

Plan means this Innovive Pharmaceuticals, Inc. 2007 Stock Plan.

1.25.  Related Entity

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.26.  SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.27.  Securities Act

Securities Act means the Securities Act of 1933, as amended.

1.28.  Stock Award

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

1.29.  Ten Percent Shareholder

Ten Percent Shareholder means any individual owning (directly or indirectly within the meaning of Code Section 422) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares, and Other Equity-Based Awards in accordance with the Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Shares, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Other Equity-Based Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award or an award of Performance Shares may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Other Equity-Based Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other person or entity that provides significant services to the Company or an Affiliate is eligible to participate in this Plan if the Committee, in its sole discretion, determines that the participation of such person or entity is in the best interest of the Company.

ARTICLE V

COMMON STOCK SUBJECT TO PLAN

5.01.  Common Stock Issued

Upon the award of shares of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an award of Performance Shares, the Company may deliver to the Participant shares of Common Stock from its treasury shares or from its authorized but unissued Common Stock. Upon the exercise of any Option, SAR or Other Equity-Based Award denominated in shares of Common Stock, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its treasury shares or from its authorized but unissued Common Stock.

5.02.  Aggregate Limit

(a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Performance Shares is equal to 1,500,000.

(b) The maximum number of shares of Common Stock that may be issued under this Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XI.

5.03.  Reallocation of Shares

If (i) any award or grant under the Plan expires or is terminated without having been exercised or paid (whether in cash or Common Stock) or (ii) any shares of Common Stock are tendered by a Participant to pay the exercise price of, or are withheld or delivered to satisfy tax obligations in respect of, any award or grant under this Plan, then any shares of Common Stock covered by such lapsed, cancelled, expired or settled portion of such award or grant and any such withheld or tendered shares of Common Stock shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Performance Shares under this Plan.

5.04.  Section 162(m) Award Limits.

The following limits shall apply to the grant of any award under the Plan if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code.

(a) Options and Stock Agreement Rights.  Subject to adjustment as provided in Article XI, no employee shall be granted within any fiscal year of the Company one or more Options or SARs which in the aggregate are for more than one-third (1/3) of the shares of Common Stock for issuance under the Plan.

(b) Other Awards.  Subject to adjustment as provided in Article XI, no employee shall be granted within any fiscal year of the Company one or more awards (other than options or SARs) subject to vesting based on the attainment of performance goals as described in Section 9.09, for more than one-third (1/3) of the shares of Common Stock in the aggregate under the Plan.

ARTICLE VI

OPTIONS

6.01.  Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

6.02.  Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

6.03.  Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.  Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the

Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.  Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under the rules of Form S-8 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.  Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.  Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000; any excess will be treated as a nonstatutory stock option. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.  Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock (or for other lawful consideration), by a broker-assisted cashless exercise. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.  Change in Control

Section 6.07 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Options outstanding as of any Control Change Date to become fully exercisable on and after such Control Change Date.

6.10.  Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option. Notwithstanding the foregoing, the Committee may provide in an Agreement that the holder of an Option is entitled to Dividend Equivalents during the period beginning on the date of the award and ending on the date the Option is exercised.

6.11.  Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01.  Award

In accordance with the provisions of Article IV, at the time of grant, the Committee will designate each individual to whom SARs are to be granted, will specify the number of shares of Common Stock covered by such awards and will specify whether each SAR is to be settled in shares of Common Stock or in cash. No Participant may be granted Corresponding SARs (under the Plan and all plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.  Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option and is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.  Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.  Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under the rules of Form S-8 as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR

(by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.  Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.  Change in Control

Section 7.05 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the SARs outstanding as of any Control Change Date to become fully exercisable on and after such Control Change Date.

7.07.  Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08.  Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09.  Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock. Notwithstanding the foregoing, the Committee may provide in an Agreement that the holder of an SAR is entitled to Dividend Equivalents during the period beginning on the date of the award and ending on the date the SAR is exercised.

ARTICLE VIII

STOCK AWARDS

8.01.  Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

8.02.  Vesting

The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.

8.03.  Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.  Change in Control

Sections 8.02 and 8.03 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Stock Awards outstanding as of any Control Change Date to become nonforfeitable and transferable on and after such Control Change Date.

8.05.  Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

PERFORMANCE SHARE AWARDS

9.01.  Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by such awards.

9.02.  Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Shares will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Committee, including those described in Section 9.09.

9.03.  Payment

In the discretion of the Committee as set forth in the Agreement at time of grant, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof. Performance Awards may be paid in a lump sum or in installments following the close of the performance measuring period or, in accordance with procedures established by the Committee, on a deferred basis.

9.04.  Stockholder Rights

A Participant, as a result of receiving an award of Performance Shares, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a stockholder as described in Section 8.05. Notwithstanding the foregoing, the Committee may provide in an Agreement that the holder of an award of Performance Shares is entitled to Dividend Equivalents beginning on the date of the award and ending on the date the Performance Shares are earned and settled.

9.05.  Nontransferability

Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06.  Transferable Performance Shares

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07.  Employee Status

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.08.  Change in Control

Section 9.02 to the contrary notwithstanding, on and after a Control Change Date, the Committee shall have the authority to cause any or all of the Stock Awards outstanding as of any Control Change Date to become nonforfeitable on such Control Change Date and settled with nonforfeitable and transferable shares of Common Stock.

9.09.  Performance Measures.

The Committee may make the vesting of awards, including Performance Share Awards, subject to performance goals. The committee, in its discretion, may base performance goals on one or more of the following such measures with respect to the Company or any business unit of the Company: gross margin, operating margin, operating income, pre-tax profit, earnings before stock-based compensation expense, interest, taxes, depreciation and amortization, net income, funds from operations, expenses, the market price of our common stock, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, market share, customer service, customer satisfaction, total stockholder return, free cash flow, net operating income, operating cash flow, return on investment, employee satisfaction, employee retention, balance of cash, cash equivalents and marketable securities, completion of an identified development or redevelopment project, completion of a joint venture or other corporate transaction, or other measures as determined by the Committee. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

ARTICLE X

OTHER EQUITY — BASED AWARDS

10.01.  Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests covered by such awards.

10.02.  Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award; provided, however, that the terms and conditions of an Other Equity-Based Award that is an SAR shall be consistent with the terms and conditions set forth in Article VII. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Stock-Based Awards may be granted in the settlement of other Awards granted under the Plan.

10.03.  Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04.  Change in Control

Section 10.02 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Other Equity-Based Awards outstanding as of any Control Change Date to be earned in full, nonforfeitable and transferable on and after such Control Change Date.

10.05.  Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.06.  Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs, Performance Shares, Stock Awards and Other Equity-Based Awards may be granted and the terms, including the exercise price per share, of outstanding Stock Awards, Options, SARs, Performance Shares and Other Equity-Based Awards; shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XI by the Board shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares, Stock Awards and Other Equity-Based Awards may be granted or the terms of outstanding Stock Awards, Options, SARs, Performance Shares or Other Equity-Based Awards.

The Committee may make Stock Awards and may grant Options, SARs, Performance Shares or Other Equity-Based Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Shares shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01.  Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

13.02.  Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.  Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.  Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Any withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Share award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day the tax liability arises.

13.05.  Dividends and Dividend Equivalents

At the discretion of the Committee, a grant of an Option, SAR or Performance Shares may include Dividend Equivalent rights, payable in cash or shares of Common Stock on a current or deferred basis. All Dividend Equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested in additional shares of Common Stock and paid if, when, and to the extent that the underlying awards are earned and paid. The total number of shares of Common Stock available for grant under the Plan shall not be reduced on account of any Dividend Equivalents that are reinvested and credited as additional Stock Awards, Performance Share awards, SARs or Other Equity-Based Awards, as applicable.

ARTICLE XIV

LIMITATION ON BENEFITS

14.01.  Impact of Change in Control.

Upon a Change in Control, the Committee may, in its discretion, cause (i) outstanding Options and SARs to become fully exercisable thereafter, (ii) outstanding Stock Awards to become transferable and nonforfeitable thereafter and (iii) outstanding Other Equity-Based Awards to become earned in their entirety.

14.02.  Assumption Upon Change in Control.

In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Performance Unit or Other Equity-Based Award shall be assumed or continued by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Share or Other Equity-Based Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee. To the extent an award is not assumed, continued or substituted for, such award will terminate immediately prior to the Change in Control.

14.03.  Cash-Out Upon Change in Control.

In the event of a Change in Control the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award and Performance Share award and Other Equity-Based Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholders for each share of Common Stock subject to a Stock Award, Performance Share award or Other Equity-Based Award or (iii) the value of the other securities or property in which the Performance Share or Other Equity-Based award is denominated.

14.04.  Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article XI, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm (as defined below) will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XIV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article XIV (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article XIV (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the

Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Article XIV, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XIV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Article XIV, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Article XIV, the limitations and provisions of this Article XIV shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XV

AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent that the absence of such approval would cause the Plan to fail to comply with any applicable legal requirement or the rules of any exchange on which the Common Stock is listed.

ARTICLE XVI

DURATION OF PLAN

No Stock Award, Performance Share Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after the tenth anniversary of the date that the Plan is adopted by the Board of Directors. Stock Awards, Performance Share awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Options, Stock Awards, Performance Shares and Other Equity-Based Awards may be granted under this Plan on and after the Effective Date, provided that, this Plan shall not be effective unless approved by a majority of the stockholders of Common Stock entitled to vote and present or represented by properly executed and delivered proxies at a duly held stockholders’ meeting at which a quorum is present or by consent of the stockholders, within twelve months of the Effective Date. The Effective Date is          , 2007.

INNOVIVE PHARMACEUTICALS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Innovive Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2007, and hereby appoints Steven Kelly and J. Gregory Jester and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Innovive Pharmaceuticals, Inc., to be held on Wednesday, May 29, 2007 at 9:00 a.m., local time, at our headquarters located at 555 Madison Avenue, 25th Floor, New York, New York and any adjournment(s) thereof, and to vote all common stock held of record by the undersigned on April 27, 2007, on the matters set forth on the reverse side.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

[Telephone and internet instructions to be provided by transfer agent.]

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

This proxy will be voted as directed or, if no direction is indicated, will be voted for the election of directors and Proposals 2, 3 and 4.

Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

☐	FOR ALL NOMINEES LISTED BELOW(except as marked to the contrary below)

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THOSE NOMINEES’ NAMES BELOW:

Angelo De Caro	Philip Frost, M.D.	J. Jay Lobell	Steven Kelly	Antony Pfaffle, M.D.	Neil Herskowitz

Issues

The Board of Directors recommends a vote FOR the following proposals.

2.	Proposal to approve the amendment and restatement of the Certificate of Incorporation. ☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Proposal to approve the Innovive Pharmaceuticals, Inc. 2007 Stock Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	Proposal to ratify the appointment of J. H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

Authorized signatures — Sign here — This section must be completed for your instructions to be executed.

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears on the stockholder’s stock certificate(s), and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated: _ _, 2007

Signature: _ _

Printed Name: _ _

Signature: _ _

Printed Name: _ _